UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DEC 4, 2008
Date of Report (Date of earliest event reported)

RANCHO SANTA MONICA DEVELOPMENTS INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-51376	83-0414306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 North A Street Madera, CA	93638
(Address of principal executive offices)	(Zip Code)

(559) 474 8690
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

  On December 1st, 2008 Rancho Santa Monica Developments Inc. (the “Company”), entered into an Agreement to purchase all of the outstanding shares of AptHost Communications USA Ltd (“Apthost”) whereby the Company would issue 1,000,000 shares (the “shares”) of its common stock for 500,000 shares of the common stock of AptHost representing all the outstanding shares of AptHost. The shares were issued to three shareholders of AptHost consisting of Brian French, Cody McLain, and Josuee Shang Ortiz (the “Shareholders’). The Shareholders in addition signed non-compete agreements with the Company. The shares are subject to a two year lock-up period as per the Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANCHO SANTA MONICA DEVELOPMENTS INC.

Date: December 2nd , 2008	By:	/s/ GRAHAM ALEXANDER
GRAHAM ALEXANDER
President and Chief Executive Officer